UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 8, 2019

FORESIGHT ENERGY LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36503	80-0778894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
211 North Broadway, Suite 2600 Saint Louis, MO		63102
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code): (314) 932-6160

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	FELP	New York Stock Exchange (“NYSE”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 8, 2019, Foresight Energy LP (the “Partnership” or “Foresight”) was notified by the New York Stock Exchange (“NYSE”) that due to “abnormally low” trading price levels, pursuant to Section 802.01D of the NYSE Listed Company Manual, the NYSE has determined to commence proceedings to delist the Partnership’s common units.  Trading in the Partnership’s common units was suspended on November 8, 2019.

The NYSE will apply to the Securities and Exchange Commission to delist the common units upon completion of all applicable procedures.  The Partnership does not intend to appeal the NYSE’s determination and, therefore, it is expected that the Partnership’s common units will be delisted.

The Partnership has submitted an application for its common units to trade on the OTCQX marketplace under the symbol “FELP”.  However, the Partnership can provide no assurance that its common units will be accepted by the OTC Markets Group for trading on the OTCQX, that its common units will trade on any other marketplace offered by the OTC Markets Group, whether broker-dealers will continue to provide public quotes of the Partnership’s common units on these marketplaces, whether the trading volume of the Partnership’s common units will be sufficient to provide for an efficient trading market, or whether quotes for the Partnership’s common units may be blocked by the OTC Market Group in the future.

Item 7.01	Regulation FD Disclosure.

On November 8, 2019, the Partnership issued a press release with respect to the NYSE’s suspension of trading and commencement of delisting procedures.  The full press release is furnished with the Report as Exhibit 99.1 to the Current Report on Form 8-K.

The information in this Item 7.01 (including the exhibits attached hereto) is being furnished under Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes, and oral statements made from time to time by representatives of the Foresight may include, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to Foresight’s business, financial condition or future results. Such statements are subject to risks and uncertainties that could cause results to differ materially from Foresight’s expectations, including the risk factors described in Foresight’s Annual Report on Form 10-K for the year ended December 31, 2018, as updated in Foresight’s subsequently filed Quarterly Reports on Form 10-Q. While Foresight makes these statements in good faith, neither Foresight nor its management can guarantee that anticipated future results will be achieved. Foresight assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Foresight, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
99.1 Press release issued by Foresight Energy LP on November 8, 2019, announcing suspension of trading and commencement of NYSE delisting procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Foresight Energy LP
By:	Foresight Energy GP LLC,
its general partner
By:	/s/ Robert D. Moore
Robert D. Moore
Chairman of the Board, President and Chief Executive Officer
Date: November 8, 2019

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